Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2018 Share Incentive Plan of Eltek Ltd. (the “Company”), of our report dated April 18, 2019, with respect to the consolidated financial statements of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay and Kasierer Kost Forer Gabbay and Kasierer A member of Ernst & Young Global

Tel Aviv, Israel
September 26, 2019